Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NUTANIX, INC.

The undersigned, Dheeraj Pandey, hereby certifies that:

1.	The undersigned is the duly elected and acting President of Nutanix, Inc., a Delaware corporation.

2.	The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on September 22, 2009.

3.	The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is Nutanix, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 243,263,309 shares, each with a par value of $0.000025 per share. 165,000,000 shares shall be Common Stock and 78,263,309 shares shall be Preferred Stock.

(B) Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) may be issued from time to time in one or more series. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 28,165,300 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 16,558,441 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 7,683,710 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 13,912,438 shares. The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of 11,943,420 shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (collectively the “Preferred Stock”) are as set forth below in this Section (B) of Article IV.

1. Dividend Provisions. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.045244 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A Preferred Stock then held by them, $0.121992 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series B Preferred Stock then held by them, $0.3436 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series C Preferred Stock then held by them, $0.5831 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock then held by them, and $1.0717 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series E Preferred Stock then held by them; payable when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”). Payments of any dividends to the holders of Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to the respective dividend preferences as set forth herein. Such dividends shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock then held by each holder (assuming conversion of all such Preferred Stock into Common Stock).

2. Liquidation.

(a) Preference.

(i) Series E Preference. In the event of a Liquidation Transaction, the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock, by reason of their ownership thereof, an amount per share equal to $13.3965 (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series E Preferred Stock then held by them, plus any declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds available for distribution among the holders of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive with respect to such shares.

(ii) Series D Preference. After payment to the holders of Series E Preferred Stock of the full amounts pursuant to Section 2(a)(i) above, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock (collectively, the “Junior Preferred Stock”) or Common Stock, by reason of their ownership thereof, an amount per share equal to $10.9328 (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series D Preferred Stock then held by them, plus any declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds available for distribution among the holders of

Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(iii) Junior Preferred Preference. After payment to the holders of Series E Preferred Stock of the full amounts pursuant to Section 2(a)(i) above and payment to the holders of Series D Preferred Stock of the full amounts pursuant to Section 2(a)(ii) above, the holders of Junior Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to $0.56555 (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series A Preferred Stock then held by them, $1.5249 (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series B Preferred Stock then held by them, and $4.2948 (as adjusted for stock splits, stock dividends, reclassification and the like) for each outstanding share of Series C Preferred Stock then held by them, in each case, plus any declared but unpaid dividends. If, upon the occurrence of such event and after payment to the holders of Series E Preferred Stock of the full amounts pursuant to Section 2(a)(i) above and the payment to the holders of Series D Preferred Stock of the full amounts pursuant to Section 2(a)(ii) above, the remaining assets and funds available for distribution among the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then such remaining assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be distributed ratably among the holders of such shares in proportion to the preferential amount each such holder is otherwise entitled to receive with respect to such shares.

(b) Remaining Assets. Upon the completion of the distribution required by Section 2(a) above, if assets remain in the Corporation, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(c) Deemed Conversion. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Transaction, as defined below, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(d) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur upon and include (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes), pursuant to which equity of the Corporation outstanding immediately prior to such transaction or series of related transactions will, immediately after the closing of such transaction or series of related transactions (or securities into which such equity is converted into), represent less than fifty percent (50%) of the voting power of the surviving entity or its parent, (B) a sale, lease or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole by means of any transaction or series of related transactions, (C) a sale or exclusive license of all or substantially all of the Corporation’s intellectual property, or (D) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (any such transaction, a “Liquidation Transaction”), provided that none of the following shall be considered a Liquidation Transaction: (1) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (2) an equity financing solely for bona fide and good faith capital raising purposes in which the Corporation is the surviving corporation, or (3) a sale, lease or other disposition to a wholly-owned subsidiary of the Corporation. The written consent of the holders of (i) a majority of the then outstanding Preferred Stock voting as a single class on an as converted basis; (ii) 66.7% of the then outstanding Series D Preferred Stock, voting as a separate class; and (iii) 66.7% of the then outstanding Series E Preferred Stock, voting as a separate class, shall each be required to waive the treatment of a Liquidation Transaction under this section.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(d)(i) above, if the consideration received by the Corporation is other than cash, its value will be determined in good faith by the Board of Directors. The Corporation shall indicate such determination of fair market value as part of any notice given by the Corporation pursuant to Section 2(e) below. Any such securities shall be valued by the Board of Directors as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be based on a formula approved by the Board of Directors and derived from the closing prices of the securities on such exchange over a specified time period;

(2) If actively traded over-the-counter, the value shall be based on a formula approved by the Board of Directors and derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as specified above in Section 2(d)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(e) Notice of Liquidation Transaction. The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock written notice of any proposed Liquidation Transaction not later than the earlier of 10 days prior to the stockholders’ meeting called to approve such Liquidation Transaction (unless approval is sought by written consent) or 10 days prior to the closing of such Liquidation Transaction and shall also notify such holders in writing of the final approval of such Liquidation Transaction. The first of such notices shall describe the material terms and conditions of the proposed Liquidation Transaction and the provisions of this Section 2. Unless such notice requirements are waived, the Liquidation Transaction shall not take place sooner than 10 days after the Corporation has given the first notice provided for herein.

Notwithstanding the other provisions of this Restated Certificate, all notice periods or requirements in this Restated Certificate may be shortened or waived, either before or after the action for which notice is required, upon the vote or written consent of the holders of: (i) a majority of the then outstanding Preferred Stock, voting as a single class on an as converted basis; (ii) 66.7% of the then outstanding Series D Preferred Stock, voting as a separate class; and (iii) 66.7% of the then outstanding Series E Preferred Stock, voting as a separate class.

(f) Effect of Noncompliance. In the event the requirements of Section 2(e) are not complied with, the Corporation shall forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section 2 have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(e).

3. Redemption. The Preferred Stock is not mandatorily redeemable.

4. Conversion. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.56555 in the case of the Series A Preferred Stock, $1.5249 in the case of the Series B Preferred Stock, $4.2948 in the case of the Series C Preferred Stock, $7.2885 in the case of the Series D Preferred Stock, and $13.3965 in the case of the Series E Preferred Stock by the Conversion Price applicable to such shares, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share shall be $0.56555 in the case of the Series A Preferred Stock, $1.5249 in the case of the Series B Preferred Stock, $4.2948 in the case of the Series C Preferred Stock, $7.2885 in the case of the Series D Preferred Stock, and $13.3965 in the case of the Series E Preferred Stock. Such initial Conversion Prices shall be subject to adjustment as set forth in Sections 4(d) and 4(e) below.

(b) Automatic Conversion.

(i) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon, except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 (net of underwriting discounts and commissions) and which results in the Corporation’s Common Stock being listed on a nationally recognized “national securities exchange” as defined under the Securities Exchange Act of 1934, as amended (“Qualified Offering”).

(ii) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the date specified by vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a single class. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the date specified by vote or written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting separately as a single class. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the date specified by vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting separately as a single class. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the date specified by vote or written consent of the holders of at least 66.7% of the then outstanding shares of Series D Preferred Stock, voting separately as a single class. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for such share immediately upon the date specified by vote or written consent of the holders of at least 66.7% of the then outstanding shares of Series E Preferred Stock, voting separately as a single class.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert such Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a firm commitment underwritten public offering of securities, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event any persons entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments in connection with an Initial Public Offering.

(i) Series D Preferred Stock. Notwithstanding anything in this section to the contrary, in the event of a Qualified Offering or the Corporation’s initial sale of its Common Stock in a bona fide, public offering pursuant to a registration statement under the Securities Act in which all of the Series D Preferred Stock are to be converted to Common Stock (each an “IPO Preference Triggering Offering”), in which the actual initial offering price to the public (prior to any underwriting discounts) in such IPO Preference Triggering Offering (the “IPO Price”) is less than $10.9328 (as adjusted for stock splits, stock dividends, reclassification and the like), then the Conversion Price for each share of Series D Preferred Stock shall be adjusted immediately prior to the conversion of the Series D Preferred Stock into Common Stock in connection with such IPO Preference Triggering Offering to a price equal to 66.67% times the IPO Price (rounded to four decimals). Notwithstanding the foregoing, no adjustment of the Conversion Price of the Series D Preferred Stock pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment. The adjustment to the Conversion Price of the Series D Preferred Stock provided for in this Section 4(d)(i) shall be a one time adjustment and no further adjustment to the Series D Conversion Price shall be made as a result of the adjustment to the Series E Conversion Price provided for in Section 4(d)(ii) or otherwise.

(ii) Series E Preferred Stock. Notwithstanding anything in this section to the contrary, in the event of an IPO Preference Triggering Offering in which the Conversion Price of the Series D Preferred Stock is adjusted pursuant to Section 4(d)(i), then the Conversion Price for each share of Series E Preferred Stock shall be adjusted immediately prior to the conversion of the Series E Preferred Stock into Common Stock in connection with such IPO Preference Triggering Offering to a new Conversion Price determined by multiplying the Series E Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (i) the Outstanding Common immediately after the IPO Preference Triggering Offering after giving effect to the conversion of all Preferred Stock into Common Stock prior to such offering (assuming that no adjustment is made to the Series D Conversion Price pursuant to Section 4(d)(i)), (ii) the issuance of Common Stock in such offering and (iii) the shares of Common Stock reserved for issuance under all of the Company’s equity compensation plans (regardless of whether such shares are allocated to outstanding equity awards or not) in effect immediately following such offering (the “Pre-Adjustment Fully-Diluted Shares”); and (y) the denominator of which shall be the sum of the Pre-Adjustment Fully-Diluted Shares plus the number of additional shares of Common Stock issuable upon conversion of the Series D Preferred Stock solely as a result of the adjustment provided for in Section 4(d)(i) or an adjustment in lieu thereof (rounded to four decimals). For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(e)(i)(E) below. Notwithstanding the foregoing, no adjustment of the Conversion Price of the Series E Preferred Stock pursuant to this Section 4(d)(ii) shall have the effect of increasing the Series E Conversion Price above the Series E Conversion Price in effect immediately prior to such adjustment.

(e) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock Below Purchase Price. If the Corporation should issue, at any time after the date upon which any shares of Series E Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price of a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock (as adjusted for stock splits, stock dividends, reclassification and the like), the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(e)(i).

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section 4(e)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (the “Outstanding Common”) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock. For purposes of the foregoing calculation, the term “Outstanding Common” shall include shares of Common Stock deemed issued pursuant to Section 4(e)(i)(E) below.

(B) Definition of “Additional Stock”. For purposes of this Section 4(e)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(e)(i)(E)) by the Corporation after the Purchase Date, other than the following (the “Exempted Securities”):

(1) securities issued pursuant to stock splits, stock dividends or similar transactions, as described in Section 4(e)(ii) hereof;

(2) securities issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the Purchase Date including, without limitation, warrants, notes or options;

(3) Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Corporation (i) pursuant to the Corporation’s 2010 Stock Plan (up to 43,466,371 shares), (ii) pursuant to the Corporation’s 2011 Stock Plan (up to 3,707,000 shares) or (iii) directly or pursuant to stock option plans or restricted stock plans approved by the Board of Directors, including the Preferred Directors (as defined below);

(4) Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted into shares of Common Stock;

(5) securities issued or issuable as consideration for bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors, including the Preferred Directors, as defined below;

(6) securities issued or issuable to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions, in each case approved by the Board of Directors;

(7) securities issued or issuable to an entity as a component of any business relationship with such entity primarily as consideration for (A) the acquisition of joint ventures, technology licenses or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors (including at least one of the Preferred Directors);

(8) Common Stock issued or issuable upon conversion of the Preferred Stock; and

(9) securities issued or issuable in any other transaction in which exemption from these price-based antidilution provisions is approved by the affirmative vote of (i) at least a majority of the then-outstanding shares of Series A Preferred Stock, (ii) at least a majority of the then-outstanding shares of Series B Preferred Stock, (iii) at least a majority of the then-outstanding shares of Series C Preferred Stock, (iv) at least 66.7% of the then-outstanding shares of Series D Preferred Stock, and (v) at least 66.7% of the then-outstanding shares of Series E Preferred Stock, each voting separately as a single class.

(C) No Fractional Adjustments. No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (the “Common Stock Equivalents”), the following provisions shall apply for all purposes of this Section 4(e)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise (assuming the satisfaction of any conditions to convertibility, exchangeability or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of any Common Stock Equivalents and subsequent conversion, exchange or exercise thereof shall be deemed to have been issued at the time such securities were issued or such Common Stock Equivalents were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion, exchange or exercise of any Common Stock Equivalents (the consideration in each case to be determined in the manner provided in Section 4(e)(i)(D)).

(2) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion, exchange or exercise of any Common Stock Equivalents, other than a change resulting from the antidilution provisions thereof, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the conversion, exchange or exercise of such Common Stock Equivalents.

(3) Upon the termination or expiration of the convertibility, exchangeability or exercisability of any Common Stock Equivalents, the Conversion Price of any series of Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents that remain convertible, exchangeable or exercisable) actually issued upon the conversion, exchange or exercise of such Common Stock Equivalents.

(4) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Section 4(e)(i)(D) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(e)(i)(E)(2) or (3).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section 4(e)(i), except to the limited extent provided for in Sections 4(e)(i)(E)(2) and (3), no adjustment of the Conversion Price pursuant to this Section 4(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time after the filing date of this Restated Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock that is convertible into Common Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(e)(i)(E),

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the filing date of this Amended and Restated Certificate is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock that is convertible into Common Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(f) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(e)(i) or in Section 4(e)(ii), then, in each such case for the purpose of this Section 4(f), the holders of each series of Preferred Stock that is convertible into Common Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 2 or this Section 4) provision shall be made so that the holders of each series of Preferred Stock that is convertible into Common Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the holder thereof an amount in cash equal to the fair market value of such fractional share on the date of conversion, as determined in good faith by the Board of Directors.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of each series of Preferred Stock that is convertible into Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the U.S. mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent or vote of: (i) the holders of a majority of the Preferred Stock, voting as a single class and on an as-converted basis; (ii) the holders of 66.7% of the Series D Preferred Stock, voting separately as a single class; and (iii) the holders of 66.7% of the Series E Preferred Stock, voting separately as a single class.

5. Voting Rights. Except as expressly provided by this Restated Certificate or as provided by law, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6. Board of Directors.

(a) For so long as an aggregate of at least 12,000,000 shares of Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassifications and the like), the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors (the “First Series A Preferred Director” and the “Second Series A Preferred Director,” each a “Series A Preferred Director” and collectively, the “Series A Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of any such director. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, the First Series A Preferred Director shall be entitled to 0.99 of a vote and the Second Series A Preferred Director shall be entitled to 0.01 of a vote, such that the combined vote of the Series A Preferred Directors shall be equal to one (1) vote on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law. Notwithstanding the foregoing, effective immediately upon the earlier to occur of (i) the filing of a registration statement under the Securities Act covering the initial sale of the Corporation’s securities and (ii) the vote or written consent of holders of at least a majority of the Corporation’s outstanding Series A Preferred Stock to eliminate the right of such holders to elect the Second Series A Preferred Director, the right of the holders of Series A Preferred Stock to elect the Second Series A Preferred Director pursuant to this section shall be eliminated and the First Series A Preferred Director shall thereafter be entitled to one (1) vote on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law. The holders of Series A Preferred Stock, voting as a separate class, shall designate which Series A Preferred Director is serving as the First Series A Preferred Director and which Series A Preferred Director is serving as the Second Series A Preferred Director.

(b) For so long as an aggregate of at least 8,000,000 shares of Series B Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassifications and the like), the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, shall be entitled to elect one (1) member of the Board of Directors (the “Series B Preferred Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of any such director. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, the Series B Preferred Director shall be entitled to one (1) vote.

(c) For so long as an aggregate of at least 6,600,000 shares of Series D Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassifications and the like), the holders of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a single class, shall be entitled to elect one (1) member of the Board of Directors (the “Series D Preferred Director”) (together, with the Series A Preferred Directors and the Series B Preferred Director, the “Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of any such director.

With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, the Series D Preferred Director shall be entitled to one (1) vote.

(d) The holders of a majority of the outstanding shares of Common Stock, voting separately as a single class, shall be entitled to elect two (2) members of the Board of Directors (each a “Common Director” and collectively, the “Common Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of such director. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, each Common Director shall be entitled to two (2) votes, such that the combined vote of the Common Directors shall be equal to four (4) votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law.

(e) The holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as converted basis, shall be entitled to elect two (2) members of the Board of Directors (each, an “Independent Director” and collectively, the “Independent Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors, with or without cause, and to fill any vacancies caused by the resignation, death or removal of such directors. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, each Independent Director shall be entitled to one (1) vote.

(f) Except as otherwise required by applicable law, any action of the Board of Directors of this Corporation shall require the approval (in writing or at a meeting) of at least a majority of the votes of the directors set forth in this Section 6. Every reference in this Restated Certificate to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

7. Protective Provisions.

(a) Preferred Stock. So long as at least 15,060,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Preferred Stock are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting separately as a single class and on an as converted basis:

(i) effect a Liquidation Transaction;

(ii) amend, alter, or repeal any provision of the Bylaws or the Certificate of Incorporation of the Corporation (including any Certificate of Designation) so as to materially alter or change the rights, preferences or privileges of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;

(iii) change the number of authorized directors;

(iv) increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock;

(v) authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, redemption, conversion or upon liquidation;

(vi) increase the number of authorized shares of Common Stock in excess of 165,000,000 shares; or

(vii) after the Purchase Date, issue, or obligate itself to issue, more than an aggregate of 32,389,896 shares of Common Stock pursuant to the Corporation’s 2010 Stock Plan and the Corporation’s 2011 Stock Plan, excluding shares of Common Stock that may be reissued following repurchase or redemption of shares of Common Stock outstanding as of the Purchase Date.

(b) Series D Preferred Stock. So long as at least 3,060,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series D Preferred Stock are outstanding, the Corporation shall not directly or indirectly (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66.67% of the then outstanding shares of Series D Preferred Stock, voting separately as a single class:

(i) modify, amend or waive the rights, preferences or privileges of the Series D Preferred Stock in a manner that is adverse to the holders of the Series D Preferred Stock (including, without limitation, amending, waiving or modifying the rights, preferences or privileges of the Series D Preferred Stock set forth in Article IV, Sections 2(a)(ii) and 4(d)); provided, however, that the authorization or issuance of a new series of equity securities having a preference over, or being on a parity with the Series D Preferred Stock with respect to voting, dividends, redemption, conversion, liquidation or other rights shall not for that reason alone be construed as a modification, amendment or waiver of the rights, preferences or privileges of the Series D Preferred Stock;

(ii) increase or decrease the authorized shares of Series D Preferred Stock;

(iii) enter into a material transaction with an affiliate of the Corporation (including an equity financing in which any of the investors are affiliates of the Corporation, unless the right of first offer set forth in that certain Amended and Restated Investors’ Rights Agreement dated on or about August 26, 2014, as amended from time to time, apply to such financing (“First Refusal Right”)) that is not otherwise in the ordinary course of business (for purposes of this Section 7(b), “affiliate” shall mean a director or officer or holder of 10% or more of the Outstanding Common of the Corporation (as defined in Section 4(e)(i)(A)); or

(iv) amend this Section 7(b).

(c) Series E Preferred Stock. So long as at least 2,220,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Series E Preferred Stock are outstanding, the Corporation shall not directly or indirectly (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66.7% of the then outstanding shares of Series E Preferred Stock, voting separately as a single class:

(i) modify, amend or waive any of the rights, preferences or privileges of the Series E Preferred Stock in a manner that is adverse to the holders of the Series E Preferred Stock, provided, however, that the authorization or issuance of a new series of equity securities having a preference over, or being on a parity with the Series E Preferred Stock with respect to voting, dividends, redemption, conversion, liquidation or other rights shall not for that reason alone be construed as a modification, amendment or waiver of the rights, preferences or privileges of the Series E Preferred Stock;

(ii) increase or decrease the authorized shares of Series E Preferred Stock;

(iii) redeem, repurchase, pay or declare any dividends or make other distributions with respect to equity of the Corporation, other than (A) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase at no greater than cost pursuant to the original terms of such agreements or such modified terms as have been agreed to in writing by the Board or (B) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right;

(iv) enter into or consummate any Liquidation Transaction in which the proceeds of such transactions are not distributed in accordance with the provisions of Section 2; or

(v) amend this Section 7(c).

8. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Restated Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C) Common Stock.

1. Dividend Rights. Subject to Section B(1) of this Article IV, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the occurrence of a Liquidation Transaction, the assets of the Corporation shall be distributed as provided in Section B(2) of this Article IV.

3. Redemption. The Common Stock is not mandatorily redeemable.

4. Protective Provision. The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least forty percent (40%) of the outstanding shares of Common Stock (not including shares of Common Stock issued upon conversion of Preferred Stock), voting as a separate class, effect a Liquidation Transaction.

5. Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

6. Board of Directors. The holders of Common Stock, voting as a separate class, shall be entitled to elect members of the Board of Directors as set forth above in Section B(6)(d) of this Article IV.

ARTICLE V

Except as otherwise set forth herein, the Board of Directors is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(D) The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, (collectively, “Covered Persons”), unless in either case such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

* * *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

Executed at San Jose, California, on August 26, 2014.

/s/ Dheeraj Pandey
Dheeraj Pandey, President

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NUTANIX, INC.

Nutanix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of this corporation is Nutanix, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 22, 2009.

2. This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

4. Article IV, Section (B)(5) of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“5. Voting.

(a) Voting Rights. Except as expressly provided by this Restated Certificate or as provided by law, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the same voting rights as the holders of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and the holders of Common Stock and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall vote together as a single class on all matters. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held, and each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Corporation, voting together as a single class on an as-converted basis.”

2

5. Article IV, Section (B)(6) of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“6. Board of Directors.

(a) For so long as an aggregate of at least 12,000,000 shares of Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassifications and the like), the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series A Preferred Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of any such director. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, the Series A Preferred Director shall be entitled to one (1) vote.

(b) For so long as an aggregate of at least 8,000,000 shares of Series B Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassifications and the like), the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a single class, shall be entitled to elect one (1) member of the Board of Directors (the “Series B Preferred Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of any such director. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, the Series B Preferred Director shall be entitled to one (1) vote.

(c) For so long as an aggregate of at least 6,600,000 shares of Series D Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassifications and the like), the holders of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a single class, shall be entitled to elect one (1) member of the Board of Directors (the “Series D Preferred Director”) (together, with the Series A Preferred Director and the Series B Preferred Director, the “Preferred Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of any such director. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, the Series D Preferred Director shall be entitled to one (1) vote.

(d) The holders of a majority of the outstanding shares of Common Stock, voting separately as a single class, shall be entitled to elect one (1) member of the Board of Directors (the “Common Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director, with or without cause, and to fill any vacancy caused by the resignation, death or removal of such director. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, the Common Director shall be entitled to one (1) vote.

3

(e) The holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as converted basis, shall be entitled to elect three (3) members of the Board of Directors (each, an “Independent Director” and collectively, the “Independent Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors, with or without cause, and to fill any vacancies caused by the resignation, death or removal of such directors. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, each Independent Director shall be entitled to one (1) vote.”

4

IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 9th day of March, 2015.

NUTANIX, INC.

By:	/s/ Dheeraj Pandey
Dheeraj Pandey
President

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NUTANIX, INC.

Nutanix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of this corporation is Nutanix, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 22, 2009.

2. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, filed on August 26, 2014, as amended by the Corporation’s Certificate of Amendment filed on March 9, 2015.

3. The terms and provisions of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

4. Article IV, Section (B)(4)(e)(i)(B)(3) of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“(3) Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Corporation (i) pursuant to the Corporation’s 2010 Stock Plan (up to 48,466,371 shares), (ii) pursuant to the Corporation’s 2011 Stock Plan (up to 3,707,000 shares) or (iii) directly or pursuant to stock option plans or restricted stock plans approved by the Board of Directors, including the Preferred Directors (as defined below);”

5. Article IV, Section (B)(7)(a)(vii) of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“(vii) after the Purchase Date, issue, or obligate itself to issue, more than an aggregate of 37,389,896 shares of Common Stock pursuant to the Corporation’s 2010 Stock Plan and the Corporation’s 2011 Stock Plan, excluding shares of Common Stock that may be reissued following repurchase or redemption of shares of Common Stock outstanding as of the Purchase Date.

IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 9th day of April, 2015.

NUTANIX, INC.

By:	/s/ Dheeraj Pandey
Dheeraj Pandey
President

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NUTANIX, INC.

Nutanix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of this corporation is Nutanix, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the Slate of Delaware on September 22, 2009.

2. This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3. The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

5. Article IV, Section (B)(6)(e) of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“(e) The holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as converted basis, shall be entitled to elect five (5) members of the Board of Directors (each, an “Independent Director” and collectively, the “Independent Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors, with or without cause, and to fill any vacancies caused by the resignation, death or removal of such directors. With respect to votes on all matters at meetings of directors of the Corporation or in connection with any action by written consent in lieu of a meeting pursuant to the Delaware General Corporation Law, each Independent Director shall be entitled to one (1) vote.”

IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 29th day of May, 2015.

NUTANIX, INC.

By:	/s/ Dheeraj Pandey
Dheeraj Pandey
President

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NUTANIX, INC.

Nutanix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1. The name of this corporation is Nutanix, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 22, 2009.

2. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, filed on August 26, 2014, as amended by the Corporation’s Certificate of Amendment filed on March 9, 2015.

3. The terms and provisions of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

4. Article IV, Section (B)(4)(e)(i)(B)(3) of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“(3) Common Stock (or options therefor) issued or issuable to employees, consultants, officers or directors of the Corporation (i) pursuant to the Corporation’s 2010 Stock Plan (up to 51,966,371 shares), (ii) pursuant to the Corporation’s 2011 Stock Plan (up to 3,707,000 shares) or (iii) directly or pursuant to stock option plans or restricted stock plans approved by the Board of Directors, including the Preferred Directors (as defined below);”

5. Article IV, Section (B)(7)(a)(vii) of the Amended and Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety as follows:

“(vii) after the Purchase Date, issue, or obligate itself to issue, more than an aggregate of 40,889,896 shares of Common Stock pursuant to the Corporation’s 2010 Stock Plan and the Corporation’s 2011 Stock Plan, excluding shares of Common Stock that may be reissued following repurchase or redemption of shares of Common Stock outstanding as of the Purchase Date.”

IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 2nd day of March, 2016.

NUTANIX, INC.

By:	/s/Dheeraj Pandey
Dheeraj Pandey
President